Morgan Stanley Institutional Fund Trust
Rule 10f-3 Transactions (Purchase of Securities by Portfolio from an Underwriting Syndicate in which an Affiliate is a Member)(1)
"April 1,2004 - September 30, 2004"


Under-  Participating  Trade PricePer Shares/Par Purchased  Amount    %
writing	Portfolio's    Date  Share(2)  AMOUNT     From	    of Offer  UW
                                        (000)                (000)

State Public Works Board
of the State of Californa
	MSIFT Municipal  4/7/04 107.79  1275   First Albany   $474,085 0.269%
	MSIFT Municipal  4/7/04 107.17	1150   First Albany            0.243%
					2425			       0.512%

Accenture
       MSIFT Core Equity 4/28/04 23.50  16.5   UBS INv Bank   $50,000  0.033%
       MSIFT Balanced
            Value Equity 4/28/04 23.50  3      SG Cowen&Co             0.006%
                                        19.5                           0.039%
Conseco
Inc.	MSIFT Mid Cap
	      Growth     5/6/04 18.25	218.1   Goldman Sachs $44,000  0.496%
        MSIFT Mid Cap
              Value      5/6/04 18.25   70      Goldman Sachs          0.159%
        MSIFT US Small Cap
              Value      5/6/04 18.25   9.3 	Goldman Sachs	       0.021%
        MSIFT Strategic
              Small Value5/6/04 18.25	5.5 	Goldman Sachs	       0.013%
			                302.9 		               0.689%

Global Payments
Inc.    MSIFT Mid Cap
              Growth    5/12/04 44.25	66.7 	CitiGroup     $6,928   0.962%

Allstate Life
Global Funding 4.5% due
5/29/09 MSIFT Limited
              Duration  5/20/04	99.80	 485    Merrill Lynch $500,000 0.097%

Leiner Health
Products 11% due
6/1/12	MSIFT High Yield 5/24/04 100.00	 410    UBS Inv Bank  $150,000 0.273%

Fifth Third Auto Trust
2004A-A3MSIFT Limited
              Duration  6/9/04   99.99	 2350   Citigroup    $750,000  0.313%

Wachovia Auto 2004-
A A3	MSIFT Intermediate
              Duration  6/15/04  99.98	 5650  Wachovia Sec $2,000,000 0.282%

Wachovia Auto 2004-
A A2	MSIFT US Core Fixed
              Income    6/15/04  99.99	 1450  Wachovia Sec $2,000,000 0.073%
        MSIFT Investment Grade Fixed
              Income    6/15/04  99.99	 3400  Wachovia Sec            0.170%
        MSIFT Core Plus Fixed
              Income    6/15/04  99.99	 14200 Wachovia Sec            0.710%
	MSIFT Balanced  6/15/04  99.99	 500   Wachovia Sec            0.025%
                                         19550                         0.978%

Salesforce
..com    MSIFT Mid Cap
	      Growth    6/22/04  11.00   25.9  UBS Inv Bank $10,000    0.259%

Harrah's OPerating Co
Inc., due 5.50%
7/2010 MSIFT Core Plus Fixed
	     Income     6/22/04  99.14   1705  JP Morgan    $750,000   0.227%

       MSIFT Balanced   6/22/04  99.14   80    JP Morgan               0.011%
                                         1785                          0.238%
Kabel Deutsch-
Land   MSIFT High Yield 6/22/04  100.00  1285  Deustche Banc$610,000   0.210%


Dex Media
Corp.  MSIFT Mid Cap
             Growth     7/21/04	 19.00	 181.4 Merrill Lynch $53,061   0.342%



United Health
Group  MSIFT Limited    8/11/04	 99.59	 800  JP Morgan	     $450,000  0.177%
             Duration
       MSIFT Intermediate
             Duration   8/11/04	 99.59	 120  JP Morgan	               0.026%
                                         920			       0.203%

MGM
Mirage MSIFT High Yield	9/8/04	 101.50	 2015 JP Morgan      $450,000  0.447%


Enterprise Products
       MSIFT US Core Fixed
             Income     9/23/04	99.91	 95   Wachovia	     $650,000  0.015%
       MSIFT Investment Grade Fixed
             Income     9/23/04	99.91	 215  Wachovia	               0.033%
       MSIFT Balanced 	9/23/04	99.91	 35   Wachovia	               0.005%
       MSIFT Core Plus Fixed
             Income     9/23/04	99.91	 955  Wachovia	               0.146%
			 	         1300			       0.199%
Enterprise Products
       MSIFT US Core Fixed
             Income     9/23/04	99.72	 205   Wachovia	     $500,000  0.041%
       MSIFT Investment Grade Fixed
             Income     9/23/04	99.72	 465   Wachovia	               0.093%
       MSIFT Balanced 	9/23/04	99.72	 70    Wachovia	               0.014%
       MSIFT Core Plus Fixed
             Income     9/23/04	99.72	 2085  Wachovia	               0.417%
			 	         2825			       0.565%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in US Dollar unless otherwise noted.

Morgan Stanley Institutional Fund Trust ("MSIFT")